Exhibit 4.2.1
AGREEMENT WITH RESPECT TO THE
SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT
     Agreement (this “Agreement”), dated as of June 4, 2007, to the Second Amended and Restated Registration Rights Agreement dated as of July 24, 2006 (such agreement being referred to herein as the “Registration Rights Agreement”) among Centennial Communications Corp. (the “Company”), the investors named in Schedule I thereto (the “WCAS Purchasers”), the investors named in Schedule II thereto (the “Blackstone Purchasers”), and Michael Small. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Registration Rights Agreement.
     WHEREAS, the parties to the Registration Rights Agreement have determined that Lawrence B. Sorrel, Priscilla A. Newman, and Andrew M. Paul (the “Withdrawing Stockholders”), each of whom are WCAS Purchasers, should no longer be parties to the Registration Rights Agreement;
     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
     1. Each of the Withdrawing Stockholders acknowledges that the Common Stock held by him or her is eligible for sale under paragraph (k) of Rule 144. The Company agrees with each such Withdrawing Stockholder that, promptly after the delivery to the Company by such Withdrawing Stockholder of the certificates representing such Withdrawing Stockholder’s Restricted Stock, the Company shall take or cause to be taken such actions as may be necessary to cause such certificates to be reissued without the legend described in Section 2 of the Registration Rights Agreement. In consideration thereof, and notwithstanding anything in the Registration Rights Agreement to the contrary, each such Withdrawing Stockholder agrees that, effective on and as of the effective date of this Agreement, such Withdrawing Stockholder shall no longer be a party to, and shall have no rights and be entitled to no benefits under, the Registration Rights Agreement, except as provided in the preceding sentence.
     2. This Agreement shall not constitute an amendment or modification of any provision of, or schedule to, the Registration Rights Agreement not expressly referred to herein. Except as expressly amended or modified herein, the provisions and schedules of the Registration Rights Agreement are and shall remain in full force and effect.
     3. This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts and all such counterparts shall be deemed to be one and the same instrument. Each party hereto confirms that any facsimile copy of such party’s executed counterpart of this Agreement shall be deemed to be an executed original thereof.
     4. This Agreement shall be governed by, enforceable under and construed in accordance with the laws of the State of Delaware, without regard to the principles of conflicts of law.

     IN WITNESS WHEREOF, the Company and the Purchasers listed below have each caused this Agreement to be duly executed as of the date first above written.

CENTENNIAL COMMUNICATIONS CORP.

By:

Name: Michael J. Small
Title:

WELSH, CARSON, ANDERSON & STOWE VII, L.P.

By:	WCAS VII Partners, L.P., General Partner

By:
Name: Jonathan Rather
Title:

WELSH, CARSON, ANDERSON & STOWE VIII, L.P.

By:	WCAS VIII Associates, L.L.C., General Partner

By:

Name: Jonathan Rather
Title:

WCAS CAPITAL PARTNERS III, L.P.

By:	WCAS CP III Associates, L.L.C., General Partner

By:

Name: Jonathan Rather
Title:

2

WCAS INFORMATION PARTNERS, L.P.

By:

Name: Jonathan Rather
Title:
Patrick J. Welsh
Russell L. Carson
Bruce K. Anderson
Kristin M. Anderson Trust
Mark S. Anderson Trust
Daniel B. Anderson Trust
Thomas E. McInerney
Robert A. Minicucci
Anthony J. de Nicola
Paul B. Queally
D. Scott Mackesy
Laura M. VanBuren

By:

Jonathan Rather
As Attorney-in-fact

BLACKSTONE CCC CAPITAL PARTNERS L.P.

By:	Blackstone Management Associates
III L.L.C., Its general partner

By:

Name: Robert L. Friedman
Title:

3

BLACKSTONE CCC OFFSHORE CAPITAL PARTNERS L.P.

By:	Blackstone Management Associates
III L.L.C., Its general partner

By:

Name: Robert L. Friedman
Title:

BLACKSTONE FAMILY INVESTMENT PARTNERSHIP III L.P.

By:	Blackstone Management Associates
III L.L.C., Its general partner

By:

Name: Robert L. Friedman
Title:

Michael Small

Lawrence B. Sorrel

Priscilla A. Newman

Andrew M. Paul

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